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                                                                     Exhibit 8.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]



                                  June 9, 1997




(213) 229-7000                                                     C 72764-00015

Pacific Gulf Properties Inc.
363 San Miguel Drive
Newport Beach, California 92660

        Re:    Pacific Gulf Properties Inc.

Gentlemen:

        We have acted as special counsel to Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), in connection with that certain Registration Statement filed on Form S-3 with the Securities and Exchange Commission (File No. 333-23611) (the "Registration Statement") and the Prospectus (the "Basic Prospectus") forming a part thereof, as amended and supplemented by the Prospectus Supplement dated June 5, 1997 and filed pursuant to Rule 424(b) of the Securities Act of 1933 (the Prospectus Supplement collectively with the Base Prospectus, the "Prospectus"), regarding the proposed offering of Two Million One Hundred Thousand (2,100,000) shares of common stock, $.01 par value, of the Company.

        You have requested our opinion concerning certain of the federal income tax considerations described in the Basic Prospectus. This opinion is based on various assumptions, and is conditioned upon the accuracy of certain oral and written representations made by the Company as to factual matters relating to the Company's organization, operations, income, assets, distributions and stock ownership. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and the Prospectus. We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

        We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability



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Pacific Gulf Properties Inc.
June 9, 1997
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or effect, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        In light of the foregoing, it is our opinion that:

        (1) Commencing with the Company's taxable year ending December 31, 1994, the Company was organized in conformity with the requirements under the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a real estate investment trust and, based on the facts, assumptions and representations of the Company referred to above, its method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements under the Code for qualification and taxation as a real estate investment trust.

        (2) Based on the facts, assumptions and representations of the Company referred to above, the information in the Basic Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all as of the date hereof. We caution that such authorities are subject to change and that any such change may be applied retroactively. Also, any variation or difference in the facts from those included in the Company's representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's having met and continuing to meet -- through annual operating results, distribution levels and diversity of stock ownership -- the various qualification tests imposed under the Code, the results of which will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operations, distribution levels or diversity of stock ownership for any one taxable year have satisfied or will satisfy such requirements.

        We hereby consent to the filing of this opinion as an exhibit to the Company's current report on Form 8-K dated June 9, 1997 and to the reference to this firm under the heading "Legal Matters" in the Basic Prospectus and the Prospectus Supplement and under the heading "Federal Income Tax Considerations" in the Basic Prospectus.



                                            Very truly yours,



                                            GIBSON, DUNN & CRUTCHER LLP